Exhibit 21
MASCO CORPORATION
(a Delaware corporation)
Subsidiaries as of January 31, 2011

NAME	JURISDICTION
OF
FORMATION
Airex, LLC	Michigan
Alsons Corporation	Michigan
Arrow Fastener Co., Inc.	New Jersey
Thematic Advertising Productions, LLC	New Jersey
Avanté Hardware Inc.	Indiana
BCG Transport Co.	Delaware
Behr Asia S.á r.l.	Luxembourg
Behr Holdings Corporation	Delaware
Behr Process Corporation	California
Behr Paint Corp.	California
BEHR PAINTS IT!, INC.	California
Behr Process Canada Ltd.	Canada
BPC Realty LLC	Delaware
Masterchem Industries LLC	Missouri
ColorAxis, Inc.	California
Behr Process Paints (India) Private Limited	India
Brass-Craft Manufacturing Company	Michigan
Masco Canada Limited	Canada
Tempered Products, Inc.	Taiwan
Brasstech, Inc.	California
Brasstech de Mexico, S.A. DE C.V	Mexico
BuildLogix, Inc.	Delaware
Cobra Products, Inc.	Delaware
d-Scan, Inc.	Delaware
EnergySense, Inc.	Delaware
Epic Fine Arts Company	Delaware
Beacon Hill Fine Art Corporation	New York
Canyon Road Corporation	New Mexico
Hansgrohe AG	Germany
Jarry Realty, Inc.	Florida
Landex, Inc.	Michigan
Brasstech de Mexico, S.A. DE C.V.	Mexico
DM Land, LLC	Michigan
Tapicerias Pacifico, SA de CV	Mexico
Landex of Wisconsin, Inc.	Wisconsin
Liberty Hardware Mfg. Corp.	Florida
Liberty Hardware Logistics (Shenzen) Co. Ltd.	China
Masco Administrative Services, Inc.	Delaware
Masco Asia Pacific Pte Ltd	Singapore
Masco Bath Corporation	Tennessee
Tombigbee Transport Corporation	Tennessee
Masco Builder Cabinet Group	Delaware
Benchmark Installation Services, Inc.	California
Masco Building Products Corp.	Delaware

NAME	JURISDICTION
OF
FORMATION
Weiser Thailand	Thailand
Masco Capital Corporation	Delaware
Masco Conference Training Center: Metamora, Inc.	Michigan
Masco Corporation of Indiana	Indiana
Delta Faucet (China) Co. Ltd.	China
Delta Faucet (Korea)	Korea
Delta Faucet Company of Tennessee	Delaware
Delta Faucet of Oklahoma, Inc.	Delaware
Masco Europe, Inc.	Delaware
Masco Europe SCS	Luxembourg
Masco Europe S.á r.l.	Luxembourg
Damixa ApS	Denmark
Damixa Armaturen GmbH	Germany
Damixa B.V.	Netherlands
Damixa S.A.	Belgium
Damixa SARL	France
Hüppe Turkey	Turkey
Masco Belgium BVBA	Belgium
Masco Corporation Limited	United Kingdom
Bristan Group Limited	United Kingdom
Cambrian Windows Limited	United Kingdom
Duraflex Limited	United Kingdom
Liberty Hardware Mfg U.K. Limited	United Kingdom
Masco UK Window Group Limited	United Kingdom
Moore Group Limited	United Kingdom
Moores Furniture Group Limited	United Kingdom
Premier Manufacturing (PVCU) Limited	United Kingdom
Premier Trade Windows (Wales & West) Ltd.	United Kingdom
Watkins Distribution UK Limited	United Kingdom
Masco Denmark ApS	Denmark
Tvilum-Scanbirk ApS	Denmark
Tvilum-Scanbirk GmbH	Germany
Masco Europe Financial SCS	Luxembourg
Masco Europe Financial SARL	Luxembourg
Masco Germany Holding GmbH	Germany
Hansgrohe AG	Germany
Hansgrohe D GmbH	Germany
Hansgrohe India Private Limited	India
Hansgrohe International Gmbh	Germany
Hansgrohe OOO	Russia
C.P.T. Holding B.V.	Netherlands
Hans Grohe AG	Switzerland
Hansgrohe S.A.	Argentina
Hans Grohe B.V.	Netherlands
Hans Grohe CS, s.r.o.	Czech Republic
Hans Grohe Hdl.ges.m.b.H.	Austria
Hans Grohe Kft	Hungary

NAME	JURISDICTION
OF
FORMATION
Hans Grohe Limited	United Kingdom
Hans Grohe Pte. Ltd.	Singapore
Hans Grohe S.A.	Belgium
Hans Grohe Sp. Z.o.o.	Poland
Hans Grohe Wasselonne, S.A.	France
Hansgrohe A.B.	Sweden
Hansgrohe A/S	Denmark
Hansgrohe d.o.o.	Croatia
Hansgrohe d.o.o.	Serbia
Hansgrohe India Private Limited	India
Hansgrohe Japan	Japan
Hansgrohe Ltd.	China
Hansgrohe Middle East & Africa	Cyprus
Hansgrohe S.A.	Argentina
Hansgrohe S.A.	Spain
Hansgrohe S.A.R.L.	France
Hansgrohe S.R.L.	Italy
Hansgrohe, Inc.	Georgia
Hansgrohe OOO	Russia
Pontos GmbH	Germany
Breuer GmbH	Germany
Hüppe Belgium N.V./S.A.	Belgium
Hüppe B.V.	Netherlands
Hüppe GmbH	Switzerland
Hüppe GmbH	Germany
Hüppe GesmbH	Austria
Hüppe Kft.	Hungary
Hüppe SRO	Czech Republic
Hüppe Spain	Spain
Hüppe S.á.r.l.	France
Hüppe Sp. z.o.o.	Poland
Masco Ireland Ltd.	Ireland
Watkins Europe BVBA	Belgium
Peerless Sales Corporation	Delaware
Masco Europe SCS	Luxembourg
Masco Home Products S.á r.l.	Luxembourg
Masco Home Products Private Limited	India
Masco Home Services, Inc.	Delaware
Masco Product Design, Inc.	Delaware
Masco Retail Cabinet Group, LLC	Ohio
Masco Retail Sales Support, Inc.	Delaware
Liberty Hardware Retail & Design Services LLC	Delaware
Masco HD Support Services, LLC	Delaware
Masco WM Support Services, LLC	Delaware
Retail Cabinet Group Sales Support, LLC	Delaware
Masco Services Group Corp.	Delaware
Masco Contractor Services, LLC	Delaware

NAME	JURISDICTION
OF
FORMATION
American National Services, Inc.	California
Coast Insulation Contractors, Inc.	California
InsulPro Projects, Inc.	Washington
Sacramento Insulation Contractors	California
Superior Contracting Corporation	Delaware
Builder Services Group, Inc.	Florida
Cabinet Supply, Inc.	Delaware
InsulPro Industries Inc.	Canada
Western Insulation Holdings, LLC	California
Western Insulation, L.P.	California
Western Insulation, L.P.	California
Williams Consolidated Delaware LLC	Delaware
Williams Consolidated I, Ltd.	Texas
Williams Consolidated I, Ltd.	Texas
Masco Contractor Services of California, Inc.	California
Masco Framing Corp.	Delaware
Door Sales & Installations, LLC	Arizona
Erickson Acquisition 3, LLC	Delaware
Erickson Building Components, a California Limited Partnership	California
Erickson Construction, LP	California
Erickson Building Components, a California Limited Partnership
Erickson Construction, LP	California
Erickson Roseville, LLC	California
Erickson Building Components, LLC	Arizona
Erickson Construction, LLC	Nevada
Erickson Construction, LLC	Arizona
Erickson Chandler, LLC	Arizona
Precision Framing Systems, Inc.	Delaware
Service Partners, LLC	Virginia
Blow in Blanket, LLC	Virginia
Cell-Pak, LLC	Alabama
Denver Southwest, LLC	North Carolina
Houston Enterprises, LLC	Virginia
Industrial Products Co., LLC	Virginia
Insul-Mart, LLC	Virginia
Insulation Sales of Michigan, LLC	Virginia
Johnson Products, LLC	Virginia
Lilienthal Insulation Company, LLC	Virginia
Moore Products, LLC	Virginia
Renfrow Insulation, LLC	Virginia
Renfrow Supply, LLC	Virginia
Service Partners Gutter Supply, LLC	Virginia
Service Partners Northwest, LLC	Virginia
Thermoguard Insulation Company, LLC	Virginia
Service Partners Supply, LLC	California
Service Partners of Florida, LLC	Virginia

NAME	JURISDICTION
OF
FORMATION
Service Partners of Georgia, LLC	Virginia
Service Partners of the Carolinas, LLC	Virginia
Vest Insulation, LLC	Virginia
Masco Services, Inc.	Delaware
Masco Support Services, Inc.	Delaware
Mascomex S.A. de C.V.	Mexico
Masterchem Brands, Inc.	Missouri
Milgard Manufacturing Incorporated	Washington
Mirolin Industries Corp.	Ontario
Morgantown Plastics Company	Delaware
NCFII Holdings Inc.	Delaware
North Carolina STM, Inc.	Delaware
Universal Furniture Limited	Delaware
RDJ Limited	Bahamas
Arrow Fastener (U.K.) Limited	United Kingdom
Jardel Distributors, Inc.	Canada
Retro Energy Solutions, Inc.	Delaware
Vapor Tech (China) Co. Ltd.	Brit Virgin Islds
Vapor Tech (China) WOFE	China
Vapor Technologies, Inc.	Delaware
Watkins Manufacturing Corporation	California
Hot Spring Spas New Zealand	New Zealand
Tapicerias Pacifico, SA de CV	Mexico